CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


    We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in each Statement of Additional Information in Post-Effective Amendment Number 53 to the Registration Statement (Form N-1A, No. 2-85229) of Neuberger Berman Income Funds, and to the
    incorporation by reference of our reports dated December 8, 2006 for Neuberger Berman Cash Reserves, Neuberger Berman Government Money Fund, Lehman Brothers Short Duration Bond Fund (formerly, Neuberger Berman Limited Maturity Bond Fund), Lehman Brothers High Income Bond Fund (formerly, Neuberger Berman High Income Bond Fund), Lehman Brothers Municipal Securities Trust (formerly, Neuberger Berman Municipal Securities Trust), Lehman Brothers Strategic Income Fund (formerly, Neuberger Berman Strategic Income Fund), Lehman Brothers Municipal Money Fund and Lehman Brothers National Municipal Money Fund (formerly, National Municipal Money Fund) (eight of the series of Neuberger Berman Income Funds) included in the October 31, 2006 Annual Reports to Shareholders of Neuberger Berman Income Funds, respectively, and to the incorporation by reference of our report dated December 7, 2006, for Government Master Series (a series of the Institutional Liquidity Trust) included in the seed capital financial statements dated December 4, 2006.


/s/ Ernst & Young LLP

Boston, Massachusetts
February 26, 2007